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                                                                EXHIBIT 10.2(B)
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 14th day of July, 1997, by and between Richard D. Hughes, an individual (the "Executive") and The John Nuveen Company ("JNC"), a Delaware corporation.

         WHEREAS, JNC is engaged in the business of providing investment management and advisory services; and

         WHEREAS, JNC has entered into a Stock Purchase Agreement dated as of the same day hereof (the "Stock Purchase Agreement") by and among JNC, George W. Connell, and Rittenhouse Financial Services, Inc. ("RFS"); and

         WHEREAS, the Executive is currently an executive of RFS and Executive and JNC wish Executive to remain an employee of RFS following the date on which the transactions contemplated by the Stock Purchase Agreement are consummated (such date of consummation being hereinafter referred to as the "Closing Date"); and

         WHEREAS, the parties desire to set forth the terms and conditions under which the Executive shall be employed by RFS from and after the Closing Date and upon which RFS shall compensate the Executive following the Closing Date.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JNC and the Executive agree as follows:


                                   ARTICLE I.

                                   EMPLOYMENT

         1.1 Office. Subject to terms hereof, RFS shall employ the Executive, and the Executive shall serve RFS, as President of RFS, effective on and after the Closing Date. This Agreement shall only become effective upon the occurrence of the Closing Date. This Agreement shall terminate upon termination of the Stock Purchase Agreement pursuant to Article VII thereof.

         1.2 Responsibilities. The Executive shall manage the day-to-day activities of RFS and will be RFS's primary representative for the development and implementation of integrated product, operations and sales plans for RFS and JNC and shall have such other duties as are consistent with his position as President of RFS. The Executive shall report directly to the President of JNC or another member of the JNC Executive Committee. The Executive shall at all times be under the supervision and overall direction of JNC and conform to its general practices and procedures.


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         1.3 Full-Time Commitment. The Executive hereby accepts such employment hereunder, and agrees that he will devote his full time (subject to vacation, sick and personal time to which the Executive may be entitled), and give his best efforts to RFS's business in accordance with the foregoing Section 1.2. During the term of his employment hereunder, the Executive will not, without the prior written approval of the Chief Executive Officer of JNC, accept employment or compensation from or perform services of any nature for any business enterprise other than RFS or JNC; provided, however, that nothing in this Agreement shall be deemed to restrict Executive from serving on the boards of or otherwise providing services to charitable or not-for-profit educational, governmental or community organizations, so long as such activities do not materially interfere with the Executive's responsibilities hereunder.


                                   ARTICLE II.

                               TERM OF EMPLOYMENT

         2.1 Term. (a) The employment of the Executive pursuant hereto shall commence on the Closing Date and remain in effect for a term expiring on December 31, 2003 (the "Term") unless sooner terminated pursuant to the provisions hereof. Such employment term in effect at any given time is referred to herein as the "Term".

         (b)"JNC Change of Control Transaction" shall mean any of the following:

                  (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of JNC where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of JNC entitled to vote generally in the election of directors (the "Outstanding JNC Voting Securities"); provided, however, that for purposes of this subsection (i), none of the following acquisitions shall be deemed a JNC Change of Control Transaction: (A) any acquisition directly from JNC, (B) any acquisition by JNC, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by JNC or any corporation controlled by JNC or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A),
         (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding
         JNC Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of JNC, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding JNC Voting Securities; or

                  (ii) individuals who, as of the effective date hereof, constitute the Board of Directors of JNC (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by JNC's sharehold-

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         ers, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

                  (iii) the approval by the shareholders of JNC of (x) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of JNC or (y) the acquisition of assets or stock of another corporation in exchange for voting securities of JNC (each of (x) and (y), a "Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding JNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns JNC or all or substantially all of JNC's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding JNC Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of JNC or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (except to the extent that such ownership existed prior to the Business Combination) an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing the greater of (1) 20% thereof or (2) a percentage thereof equal to or greater than the percentage thereof held after such transaction by the persons who were the owners of JNC's Class B stock prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) approval by the shareholders of JNC of a complete liquidation or dissolution of JNC.

Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no JNC Change of Control Transaction shall be deemed to have occurred hereunder if the JNC Change of Control Transaction results from actions or events in which the Executive is a participant in a capacity other than solely as an officer, employee or director of RFS or JNC.

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                                  ARTICLE III.

                            COMPENSATION OF EXECUTIVE

         3.1 Salary. As full compensation for his services hereunder, RFS will pay to the Executive during the Term, a minimum base salary ("Base Salary") at an annual rate equal to seven hundred thousand dollars ($700,000) through December 31, 1997 and which Base Salary shall automatically increase by $100,000 on January 1st of each calendar year during the Term, up to a maximum cash Base Salary of $1,000,000. After the Executive's Base Salary has reached such cash maximum, future annual salary increases to which the Executive is entitled will be provided to the Executive in the form of a combination of stock options, restricted stock, stock units and/or other equity compensation as determined by JNC.

         3.2 Benefits: Other Compensation. The Executive shall be entitled to such health and life insurance benefits and such profit sharing, pension, paid vacation, sick and personal time and other fringe benefits as are available to, and on similar terms and conditions as apply to, senior management employees of RFS from time to time, as approved by JNC. The Executive shall also be entitled to participate in the Rittenhouse Financial Services, Inc. 1997 Equity Incentive Plan (as defined in the Stock Purchase Agreement). In addition, the Executive shall be entitled to receive such disability insurance benefits as are available to, and on similar terms and conditions as apply to, peer executives of JNC, and to participate in the JNC scholarship program and, after the fifth anniversary of the Closing Date, in all compensation plans and arrangements generally applicable to peer executives of JNC. The Executive shall be entitled to receive on the Closing Date nonqualified stock options to purchase 40,000 shares of common stock of JNC with a 10 year term and a 4 year "cliff" vesting schedule at an exercise price equal to (i) except in the circumstances described in clause
(ii), 120% of the closing price of JNC Class A Common Stock on the New York Stock Exchange composite tape (the "JNC Market Price") on the last trading date prior to the date of the Stock Purchase Agreement or (ii) if the JNC Market Price on the last trading date immediately prior to the Closing Date is (A) less than the JNC Market Price on the trading date immediately prior to the date of the Stock Purchase Agreement or (B) greater than 120% of the JNC Market Price on the date of the Stock Purchase Agreement, then 100% of the JNC Market Price on the last trading date prior to the Closing Date.

         3.3 Future Benefit Plans. In addition to benefits under Section 3.2, the Executive shall also be entitled to participate in such other employee benefit plans or arrangements offered to senior executives and key management employees of RFS and approved by JNC after the Closing Date (or any JNC benefit plans as may be mutually agreed), in accordance with the terms and conditions of such plans and agreements.

         3.4 Expenses. During the term of this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, provided such expenses are properly accounted for in accordance with general JNC policy, as approved by JNC, as in effect from time to time and communicated to the Executive prior to incurring such expense.

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         3.5 Support Services. JNC shall cause RFS to provide the Executive with working space and other services commensurate with Executive's position. The Executive shall continue to occupy the same or comparable office space in the greater Philadelphia, Pennsylvania area at RFS's offices and shall be provided with support services consistent with RFS past practice but in no event greater than those accorded someone with equivalent executive status.


                                   ARTICLE IV.

                                   TERMINATION

         4.1 Discharge for Cause. The Executive may be terminated by RFS or JNC from his employment hereunder for Cause. Discharge for Cause shall mean the termination of the Executive's employment with RFS if any one or more of the following events should occur: (a) the conviction of the Executive, by a court of competent jurisdiction, or entry of a plea of guilty or nolo contendere, of any crime of moral turpitude (whether or not involving RFS or JNC) which constitutes a felony in the jurisdiction involved, (b) the Executive's fraud, embezzlement or intentional misappropriation of any property of RFS, JNC or their respective Affiliates (as defined in the Stock Purchase Agreement) or any clients of any of them, (c) the commission by the Executive of an act that would cause the Executive, RFS, JNC or any of their respective Affiliates to be disqualified in any material manner under Section 9 of the 1940 Act, if the Securities and Exchange Commission (the "Commission") were not to grant an exemptive order under Section 9(c) thereof, or that would constitute grounds for the Commission to deny, revoke or suspend registration of RFS, JNC or any of their respective Affiliates as an investment advisor, broker/dealer or transfer agent, as applicable, with the Commission, in each case after written notice specifying in reasonable detail the nature of the act and the aforementioned consequences thereof and an opportunity to cure of not less than 30 days having been given to such Executive within 30 days after such act comes to the attention of JNC, (d) if the Executive is an associated person of a broker-dealer, the commission by Executive of any act that would constitute grounds for any material order by the Commission against Executive pursuant to
Section 15(b)(4) or 15(b)(6) of the Securities Exchange Act of 1934, as amended, in each case after written notice specifying in reasonable detail the nature of the act and the aforementioned consequences thereof and an opportunity to cure of not less than 30 days having been given to such Executive within 30 days after such act comes to the attention of JNC, (e) material continued breach of this Agreement by Executive, continued insubordination or dereliction of duties or more than one material infraction of regulatory compliance requirements such as JNC's code of ethics, in each case after written notice specifying in reasonable detail the nature of the breach, insubordination or infractions and an opportunity to cure of not less than 30 days having been given to Executive within 30 days after such acts come to the attention of JNC, (f) continued alcohol or other substance abuse or addiction that renders Executive incapable of satisfactorily performing his duties, after written notice and an opportunity to cure in the first such instance of not less than 30 days (90 days if Executive enters an approved rehabilitation program within such 30 day period) have been given to such Executive, or (g) gross negligence or wilful or unlawful misconduct materially injurious to RFS or JNC or the reputation of either, in each case after written notice specifying in reasonable detail the nature of the misconduct and an opportunity to


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cure of not less than 30 days having been given to such Executive within 30 days after such acts come to the attention of JNC. As used in this Section 4.1, "to cure" shall mean to eliminate within 30 days after RFS or JNC has notified the Executive of the circumstances constituting Cause (or, if elimination is not possible within such 30-day period, to take substantial steps in good faith that are likely to eliminate the circumstances constituting cause).

         4.2 Retirement or Resignation. The Executive's employment under this Agreement shall automatically terminate upon his Resignation or Retirement during the Term. Retirement shall mean the Resignation (other than by reference to the term Retirement used in the definition of "Resignation") of the Executive after reaching the age of 65. Resignation shall mean the termination of the Executive's full-time employment with JNC under this Agreement other than by reason of a (i) Disabling Event (as defined below), (ii) for Good Reason (as defined below), (iii) Retirement, (iv) termination by JNC without Cause, (v) termination by JNC for Cause or (vi) expiration of the Term.

         4.3 Disabling Event. In the event of a Disabling Event with respect to the Executive, RFS or JNC may terminate the Executives employment under this Agreement. Disabling Event shall mean the Executive's death or the Executive's physical or mental disability, as certified by a physician satisfactory to JNC and the Executive or his legal representative, which renders such Executive incapable of performing his material duties and services as an employee of RFS and which continues for more than six consecutive months or more than twelve months in total during any twenty-four month period.

         4.4 Good Reason; JNC Change of Control Transaction. (a)The Executive may terminate his employment under this Agreement for Good Reason (as defined below) at any time following the 30th day after the Executive has notified RFS and JNC in writing of the circumstances constituting Good Reason if RFS and JNC have failed within such 30-day period to eliminate (or, if elimination is not possible within such 30-day period, to take substantial steps in good faith that are likely to eliminate) the circumstances constituting such Good Reason. As used herein, the Executive shall have Good Reason to terminate his employment with RFS in the event of (i) a substantial breach by JNC or any of its Affiliates of any of their respective material obligations to the Executive under this Agreement with respect to the Executive (it being agreed for purposes of this clause (i) that any diminution in or failure to pay when due, the compensation determined to be payable hereunder or benefits to be provided to Executive hereunder shall be deemed "substantial" and "material"); (ii) the transfer or assignment of the Executive to any position other than President of RFS or assignment or reduction of the Executive's duties in a manner inconsistent with the duties and responsibilities contemplated by Section 1.2;
(iii) RFS or JNC's requiring the Executive without the Executive's consent to be based anywhere other than a location within 25 miles of Philadelphia, Pennsylvania ("Philadelphia Area"); (iv) the failure by RFS to obtain the specific assumption of this Agreement by any successor or assignee of RFS or any person acquiring substantially all of the assets of RFS; or (v) JNC's establishing a reporting relationship in which the Executive reports to a person or persons who are not members of the Executive Committee of JNC.

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         (b) The Executive may terminate his employment under this Agreement for any reason during the 30-day period commencing on the first anniversary of a JNC Change of Control Transaction.


                                   ARTICLE V.

                              EFFECT OF TERMINATION

         5.1 Cause, Resignation, Retirement or Disabling Event. (a) If the Executive's employment under this Agreement is terminated (i) by RFS or JNC for Cause or (ii) by the Executive by his Resignation, RFS shall pay the Executive the Base Salary through the date of termination, to the extent not previously paid, and any unused vacation, unreimbursed expenses and other benefits described in Article III hereof applicable to the period prior to termination ("Accrued Obligations"), and RFS and JNC shall have no further obligations hereunder. Without limiting the foregoing, the Executive shall retain all accrued benefits to the extent vested in the profit sharing and other plans in which he participates.

         (b) If the Executive's employment under this Agreement is terminated by RFS or JNC by reason of a Disabling Event, the Executive shall receive all Accrued Obligations and also become fully vested in his accrued benefits as of the date of termination in the profit sharing and other plans in which he participates, and RFS and JNC shall have no further obligations hereunder.

         5.2 Without Cause; Good Reason or Change of Control. If the Executive's employment under this Agreement is terminated (i) by RFS or JNC for any reason other than for Cause, a Disabling Event or Retirement, (ii) by the Executive for Good Reason, or (iii) by the Executive for any reason during the 30-day period commencing on the first anniversary of a JNC Change of Control Transaction, the present value of the Executive's Base Salary for the remainder of the Term (discounted using the then prevailing "prime rate" of The Morgan Guaranty Trust Company of New York) shall be paid to the Executive in a lump sum within 10 days after the effective date of such termination, and other benefits provided for in Sections 3.2 and 3.3 hereof shall continue to be paid or provided to the Executive for the remainder of the Term (the "Severance Period"). The Executive shall also become fully vested in his accrued benefits as of the date of termination in the profit sharing and other plans in which he participates.

         5.3 Excise Tax Treatment. In the event that the Executive becomes entitled to any payments or benefits in connection with a JNC Change of Control or the Executive's termination of employment, whether such payments or benefits are made or provided pursuant to the terms of this Agreement or any other plan, arrangement or agreement with JNC, any person whose actions result in a JNC Change of Control or any person affiliated with JNC or such person (collectively, "Severance Payments"), and if any of such Severance Payments would be subject to the excise tax ("Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), RFS shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount of the Severance Payments and the Gross-Up Payment retained by the Executive, after deduction of any Excise Tax on the Severance Pay-


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ments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 5.3, shall be equal to the Severance Payments.


                                   ARTICLE VI.

                            CONFIDENTIAL INFORMATION

         6.1 Acknowledgment. The Executive agrees and acknowledges that in the course of rendering services to RFS and its clients and customers he has had and shall continue to have access to and has become and shall become acquainted with confidential information about the professional, business and financial affairs of RFS and JNC and their clients and customers and may have contributed to or may in the future contribute to such information. The Executive acknowledges that RFS and JNC are engaged in a highly competitive business and that the success of RFS and JNC in the marketplace depends upon their goodwill and reputation. The Executive recognizes that in order to guard the legitimate interests of RFS and JNC it is necessary to protect all such confidential information, goodwill and reputation and acknowledges that the restrictions, prohibitions and provisions of this Article VI (including without limitation the periods of time set forth herein) are reasonable, fair and equitable in furtherance of the foregoing, and are a material inducement to JNC to enter into this Agreement. The Executive agrees not to challenge the enforceability of this
Article VI, nor will the Executive raise any equitable defenses thereto, which the Executive hereby irrevocably waives.

         6.2 Proprietary Information. In the course of his service to RFS the Executive has had and shall continue to have access to confidential know-how, business documents and information, marketing data, client lists and trade secrets regarding JNC, RFS and their respective Affiliates and software and other intellectual property developed or applied by JNC, RFS or their respective Affiliates, all of which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence to which the Executive has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by the Executive alone or with others during the period of his service to RFS, and whether or not conceived or developed during regular working hours; provided, however, that "Proprietary Information" shall not include (i) any information which is in the public domain, provided such information is not in the public domain as a consequence of disclosure by the Executive in violation of this Agreement, (ii) any information that becomes available to the Executive after he ceases to be an employee of RFS on a nonconfidential basis from a source other than RFS or any of its Affiliates and
(iii) information of a general nature not pertaining primarily to JNC, RFS and their respective Affiliates which would generally be acquired in similar employment with another company.

         6.3 Fiduciary Obligations. The Executive agrees and acknowledges that Proprietary Information is of critical importance to RFS and JNC and a violation of this Article VI would seriously and irreparably impair and damage the business of RFS and JNC. The Executive therefore agrees to keep at all times whether during the Term or thereafter all Proprietary Information in a fiduciary capacity for the sole benefit of RFS and JNC. Upon termination of the


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Executive's employment, the Executive shall turn over and return to RFS or JNC all property in the Executive's possession belonging to RFS or JNC, respectively, and all files and written or electronic information and data that is, contains or reflects Proprietary Information.

         6.4 Non-Disclosure. The Executive shall not at any time, whether during the Term or thereafter, use or disclose, directly or indirectly (except as required by law and after consultation with JNC), any Proprietary Information to any person other than (a) RFS, JNC or their respective Affiliates, (b) authorized employees thereof with a legitimate need to know related to the business of RFS, JNC or any such Affiliate at the time of such disclosure, or
(c) at the direction of RFS or JNC, and in all such cases only in the course of the Executive's service to RFS.

         Nothing herein shall prohibit Executive from providing investment management services with respect to his own personal assets or the personal assets of members of his immediate family or descendants thereof in accordance with the applicable codes of ethics and personal investment policies of RFS, JNC and their Affiliates in effect from time to time.

         6.5 Equitable Remedies. Notwithstanding any other provision of this Agreement to the contrary, the Executive acknowledges and agrees that the services to be rendered by the Executive hereunder are of irreplaceable value and RFS and JNC will suffer irreparable injury and damage and will have no adequate remedy at law and could not be reasonably or adequately compensated in damages for any breach or threatened or attempted breach by the Executive of the provisions of this Article VI. Accordingly, the Executive expressly agrees that RFS and JNC shall be entitled, in addition to the other rights or remedies that may be available to it under this Agreement or at law, to a temporary and/or permanent order enjoining or restraining the Executive from engaging in any conduct in violation or threatened violation of the provisions of this Article VI.

         6.6 Competitive Activities. (a) So long as the Executive's Employment under this Agreement shall not have been terminated, subject to 6.6(b) and except as otherwise expressly consented to, approved or otherwise permitted by JNC in writing, the Executive shall not, directly or indirectly:

                  (i)own, manage, operate, control or otherwise participate in the ownership or control of any person, firm, corporation, partnership or other entity which engages in activities which compete with RFS or JNC in the business of providing investment products and services to clients of RFS or JNC or otherwise compete with RFS or JNC in the managed account or mutual fund businesses (unless his participation is solely with respect to a unit or division which does not so engage), or extend credit to or assist in arranging credit to establish or conduct any such activity, or permit his name, reputation or affiliations to be used in connection with any such business;

                  (ii) request, induce or attempt to influence any client or customer of RFS, JNC or any of their respective Affiliates engaged in the managed account or mutual fund businesses to limit, curtail or cancel its business with RFS, JNC or any of their respective Affiliates engaged in the managed account or mutual fund businesses or solicit any such party for such business; or


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                  (iii) hire any then current officer, director or employee of
         RFS, JNC or any of their respective Affiliates engaged in the managed account or mutual fund businesses or any then current consultant, agent or representative with respect to the managed account or mutual fund businesses of RFS, JNC or any of their respective Affiliates engaged in the managed account or mutual fund businesses, or request, induce or attempt to influence any of the foregoing to (A) terminate his employment or such business relationship with RFS, JNC or any of such respective Affiliates or (B) commit any act that, if committed by such Executive, would constitute a breach of any provision hereof; provided, however, that other than as provided in sections (i) and (ii), nothing in this clause (iii) shall restrict or limit Executive from employing or entering into any business arrangement with any person terminated by RFS or JNC other than for Cause, provided that no such business can be conducted nor any employment arrangement entered into until after such person is no longer employed by RFS or JNC; provided further, however, that nothing in this clause (iii) shall prohibit the Executive from utilizing general advertising for employee positions to a broad based population which may include one or more officers, directors or employees of RFS or JNC or consultants, agents or representatives with respect to the managed account or mutual fund businesses of RFS or JNC who are not ultimately hired.

Notwithstanding any provision of this Section 6.6(a) to the contrary, nothing herein shall prohibit the Executive from providing investment management services with respect to his own personal assets or the personal assets of members of his immediate family and descendants thereof in accordance with the applicable codes of ethics and personal investment policies of RFS, JNC and their respective Affiliates in effect from time to time. In addition, with respect to the provisions of Section 6.6(a)(ii) as they apply to the Executive following the termination of his employment with RFS hereunder, the restrictions contained in Section 6.6(a)(ii) shall apply to clients and customers of RFS, JNC or any Affiliate of either engaged in the managed account or mutual fund businesses in existence at the time of such termination with respect to which, to the knowledge of Executive, RFS, JNC or any such Affiliate of either had either submitted within 12 months prior to the Executive's date of termination a written response to such client's request for proposal or had other contacts within twelve months prior to the Executive's date of termination, whether oral or written, regarding retention of RFS, JNC or such Affiliate as an investment adviser or any potential clients or customers to whom RFS, JNC or such Affiliate has made presentations within the twelve months prior to cessation of the Executive's employment with RFS.

         (b) The provisions of Section 6.6(a)(i), (ii) and (iii) hereof shall continue in effect for the lesser of six years after the Closing Date or two years following the termination of such employment (the "Covenant Period"). The parties hereby agree that, after expiration of the Covenant Period, the Executive shall not be prohibited pursuant to Section 6.4 hereof from utilizing his knowledge of the identity of clients in the conduct by such Executive of the activities described in Section 6.6(a)(i).

         (c) Notwithstanding Section 6.6(b), until the lesser of nine years after the Closing Date or three years following the termination of employment, the Executive shall neither manage or hold an executive office or directorship of The Rittenhouse Trust Company, a Pennsylvania cor-poration or RF Securities (collectively, "RTC") nor shall have any beneficial ownership in RTC other than through a trust established for the benefit of the Executive's spouse and children.

         (d) The provisions of clauses (i), (ii), and (iii) of Section 6.6(a),
Section 6.6(b) and Section 6.6(c) are separate and distinct commitments independent of each of the other such clauses.

         (e) Notwithstanding the foregoing, Section 6.6 shall not prohibit the Executive from owning, solely for investment purposes, less than 5% of the outstanding securities of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any person, firm, corporation, partnership or other entity referred to in Section 6.6(a)(i).

         (f) If RFS fails to make any post-termination payment to which Executive is entitled, Executive's obligations pursuant to Section 6.6 shall immediately terminate and be of no further force or effect.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         7.1 Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or when sent by first-class, certified mail, postage and fees prepaid, as follows:

          (a) For notices and communications to JNC or RFS:

              The John Nuveen Company
              333 West Wacker Drive
              Chicago, Illinois 60606
              Telecopy: (312) 917-7952
              Attention: Anthony T. Dean

          (b) For notices and communications to the Executive:

              Richard D. Hughes
              106 Leighton Drive
              Bryn Mawr, Pennsylvania  19010

              with a copy to:

              Bruce Rosenfield, Esquire
              Schnader Harrison Segal & Lewis LLP
              1600 Market Street, Suite 3600
              Philadelphia, PA  19103

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to such party.

         7.2 Modification. As of the Closing Date this Agreement (and the other agreements and documents referred to herein) shall constitute the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. Any amendment or modification shall require the written agreement of the parties hereto.

         7.3 Assignment. This Agreement and all rights hereunder are personal to the Executive and may not, unless otherwise specifically permitted herein, be assigned by him. If the Executive dies, payments hereunder may be made to the Executive's estate. Notwithstanding anything else in this Agreement to the contrary, RFS and JNC may not assign their rights and obligations under this Agreement (except by operation of law pursuant to a merger or similar transaction). All monetary obligations of RFS and JNC to the Executive under this Agreement are unconditionally guaranteed by JNC or RFS, as applicable.

         7.4 Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         7.5 Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any provision of this Agreement or the application thereof is held to be unenforceable because of the duration or scope thereof, the parties hereto agree that the panel of arbitrators or court making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

         7.6 Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereunder).

         7.7 Indemnification. JNC agrees that under RFS's certificate of incorporation and bylaws the Executive will be indemnified to the fullest extent permitted by Delaware law, subject to the restrictions of the 1940 Act and the Advisers Act. Any reduction or diminution of such indemnification after the Closing Date other than pursuant to a change in indemnification mandated by applicable Delaware or federal law shall not reduce the indemnification provided to the Executive.

         7.8 Tax Withholding. Notwithstanding anything else contained herein, all amounts payable hereunder shall be net of amounts required by law to be withheld as taxes or otherwise.

         7.9 Payments.

         (a) Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

         (b) The obligation of RFS and JNC to make the payments provided for in this Agreement and otherwise to perform its respective obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which RFS and JNC may have against the Executive or others.

         (c) In the event that RFS and JNC shall fail or refuse to make payment of any amounts or maintain any benefits due the Executive under this Agreement within the respective time periods provided herein, JNC shall pay to the Executive, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid to the Executive, at the rate from time to time announced by The Morgan Guaranty Trust Company of New York as its "prime rate", each change in such rate to take effect on the effective date of the change in such prime rate.

         7.10 Attorneys' Fees. In the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses, including attorneys' fees (if paid to outside counsel), incurred by the prevailing party.

         7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties hereto, being duly authorized, have duly executed this Agreement as a binding contract as of the day and year first above written.

                                  THE JOHN NUVEEN COMPANY


                                  By:     /s/  Anthony T. Dean
                                       --------------------------------------
                                       Name:   Anthony T. Dean
                                       Title:  President


                                  RICHARD D. HUGHES


                                  By:     /s/  Richard D. Hughes
                                       --------------------------------------